UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

DOCGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West 35th Street, Floor 6, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(844) 443-6246

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On Tuesday, June 20, 2023, DocGo Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m. Eastern Time. As of the close of business on April 21, 2023, the record date for the Annual Meeting, there were 103,094,884 shares of common stock entitled to vote at the Annual Meeting. The results of the matters voted upon at the Annual Meeting were as follows:

1.	Election of the two Class II director nominees to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1):

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ms. Vina Leite	57,368,350	3,058,712	16,002,479
Mr. James M. Travers	54,647,606	5,779,456	16,002,479

2.	Ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2):

Votes For	Votes Against	Abstention	Broker Non-Votes
76,087,615	270,758	71,168	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Ely D. Tendler
	Name:	Ely D. Tendler
	Title:	General Counsel and Secretary

Date: June 21, 2023

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